                                                                     Exhibit 5.1

                       [LETTERHEAD OF KIRKLAND & ELLIS]



                               December 27, 2000


Ziff Davis Media Inc.
28 East 28th Street
New York, NY 10016

          Re: Exchange Offer for $250,000,000 12% Senior Subordinated Notes due 2010 for $250,000,000 12% Series B Senior Subordinated Notes due 2010

Ladies and Gentlemen:

          We have acted as counsel to Ziff Davis Media Inc. (the "Company") and the Subsidiary Guarantors as defined in the Registration Statement (together with the Company, the "Registrants") in connection with the proposed offer (the "Exchange Offer") to exchange an aggregate principal amount of up to $250,000,000 12% Senior Subordinated Notes due 2010 (the "Old Notes") for $250,000,000 12% Series B Senior Subordinated Notes due 2010 (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement". The Exchange Notes, to be guaranteed by the Subsidiary Guarantors (the "Exchange Guarantees"), are to be issued pursuant to the Indenture (the "Indenture"), dated as of July 21, 2000 by and among the Registrants and The Banker's Trust Company, as the Trustee, in exchange for and in replacement of the Company's outstanding Old Notes, of which $250,000,000 in aggregate principal amount is outstanding.

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of each of the Registrants, (ii) minutes and records of the corporate proceedings of each of the Registrants with respect to the issuance of the Exchange Notes, (iii) the Registration Statement and exhibits thereto and (iv) the Notes Exchange and Registration Rights Agreement, dated as of July 21, 2000, among the Registrants, Deutsche Bank Securities Inc. and CIBC World Markets Corp.

Ziff Davis Media Inc.
December 27, 2000
Page 2

          For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants, and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

          Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

          (i) Each Registrant is in good standing under the laws of the State of Delaware.

          (ii) The sale and issuance of the Exchange Notes and Exchange Guarantee have been validly authorized by the Company and the Subsidiary Guarantors, respectively.

          (iii) When the Exchange Notes and Exchange Guarantees are issued pursuant to the Exchange Offer, the Exchange Notes and Exchange Guarantees will constitute valid and binding obligations of the Registrants and the Indenture will be enforceable in accordance with its terms.

        Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(iii) except for purposes of the opinion in paragraph (i), any laws except the laws of the State of New York.

Ziff Davis Media Inc.
December 27, 2000
Page 3

          We hereby consent to the filing of this opinion in Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

          We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Exchange Notes.

          This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond the expressly stated herein.

                                        Very truly yours,

                                        /s/ Kirkland & Ellis

                                        Kirkland & Ellis